AMENDMENT

TO THE AGENCY AGREEMENT

THIS AMENDMENT dated as of October 4, 2018 (the “Amendment”) hereby amends the Global Securities Lending Agency Agreement (the “Agency Agreement”) dated as of June 18, 2018, between J.P. Morgan Exchange-Traded Fund Trust, a Delaware Statutory Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, (each series portfolio, a “Lender”) and Citibank, N. A. (“Agent”) (collectively, the “Parties”). All capitalized terms used but not defined herein shall have the meaning given to them in the Agency Agreement.

WHEREAS, Lender wishes to amend the Agency Agreement to: (1) add series of the Trust as Lenders to the Agreement; (2) add borrowers; and (3) to modify investment guidelines for securities lending cash collateral investments.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties hereby agree as follows:

1.	Exhibit A

Exhibit A to the Agency Agreement is hereby deleted in its entirety and amended with the Exhibit A attached hereto to add JPMorgan Ultra-Short Municipal ETF, JPMorgan Municipal ETF, JPMorgan Corporate Bond Research Enhanced ETF and JPMorgan U.S. Aggregate Bond Fund as Lenders under the Agency Agreement.

2.	Schedule I

Schedule I of the Agency Agreement is hereby deleted in its entirety and replaced with the Amended Schedule I attached hereto.

3.	Schedule III

Schedule III of the Agency Agreement is hereby deleted in its entirety and replaced with the Amended Schedule II attached hereto.

4.	Miscellaneous

(a)

This Amendment supplements and amends the Agency Agreement. The provisions set forth in this Amendment supersede all prior negotiations, understandings and agreements bearing upon the subject matter covered herein, including any conflicting provisions of the Agency Agreement or any provisions of the Agency Agreement that directly cover or indirectly bear upon matters covered under this Amendment.

(b)

Each reference to the Agency Agreement in that document and in every other agreement, contract or instrument to which the Parties are bound, shall hereafter be construed as a reference to the Agency Agreement as separately amended by this Amendment. Except as provided in this Amendment, the provisions of the Agency Agreement remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

(c)	Paragraph headings in this Amendment are included for convenience only and are not to be used to construe or interpret this Amendment.

(d)	This Amendment may be executed in counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

Citibank, N.A., as Agent		J.P. Morgan Exchange-Traded Fund Trust, a Delaware Statutory Trust on behalf of each series portfolio listed on Exhibit A to the Agency Agreement severally and not jointly, as Lender

By:	/s/ John Bilello	By:	/s/ Joanna Gallegos
Name:	John Bilello	Name:	Joanna Gallegos
Title:	Managing Director	Title:	Managing Director
Date:	10/4/18	Date:	10/4/2018

Exhibit A

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

LIST OF DESIGNATED ACCOUNTS

Fund Name	Custody Account Number
JPMORGAN DIVERSIFIED RETURN GLOBAL EQUITY ETF	[Redacted]
JPMORGAN DIVERSIFIED RETURN EMERGING MARKETS EQUITY ETF	[Redacted]
JPMORGAN DIVERSIFIED RETURN INTERNATIONAL EQUITY ETF	[Redacted]
JPMORGAN DISCIPLINED HIGH YIELD ETF	[Redacted]
JPMORGAN DIVERSIFIED RETURN EUROPE EQUITY ETF	[Redacted]
JPMORGAN EVENT DRIVEN ETF	[Redacted]
JPMORGAN ULTRA-SHORT INCOME ETF	[Redacted]
JPMORGAN LONG/SHORT ETF	[Redacted]
JPMORGAN USD EMERGING MARKETS SOVEREIGN BOND ETF	[Redacted]
JPMORGAN DIVERSIFIED RETURN U.S. EQUITY ETF	[Redacted]
JPMORGAN U.S. DIVIDEND ETF	[Redacted]
JPMORGAN U.S. MINIMUM VOLATILITY ETF	[Redacted]
JPMORGAN U.S. MOMENTUM FACTOR ETF	[Redacted]
JPMORGAN U.S. QUALITY FACTOR ETF	[Redacted]
JPMORGAN U.S. VALUE FACTOR ETF	[Redacted]
JPMORGAN DIVERSIFIED RETURN U.S. MID CAP EQUITY ETF	[Redacted]
JPMORGAN DIVERSIFIED RETURN U.S. SMALL CAP EQUITY ETF	[Redacted]
JPMORGAN BETABUILDERS EUROPE ETF	[Redacted]
JPMORGAN BETABUILDERS DEVELOPED ASIA ex-JAPAN ETF	[Redacted]
JPMORGAN BETABUILDERS JAPAN ETF	[Redacted]
JPMORGAN BETABUILDERS CANADA ETF	[Redacted]
JPMORGAN BETABUILDERS MSCI US REIT ETF	[Redacted]
JPMORGAN ULTRA-SHORT MUNICIPAL ETF	[Redacted]
JPMORGAN MUNICIPAL ETF	[Redacted]
JPMORGAN CORPORATE BOND RESEARCH ENHANCED ETF	[Redacted]
JPMORGAN U.S. AGGREGATE BOND ETF	[Redacted]

Each Lender agrees to give irrevocable instructions to its custodian (JPMorgan Chase Bank, N.A.) substantially in the form of those set out in Annex 1 to this Exhibit A or as may be otherwise agreed with Agent.

[Balance of Page Intentionally Left Blank]

CITIBANK, N.A., Agent	J.P. MORGAN EXCHANGE-TRADED FUND TRUST on behalf of each of its series listed on Exhibit A severally and not jointly, Lender

By:	/s/ John Bilello	By:	/s/ Joanna Gallegos
Name:	John Bilello	Name:	Joanna Gallegos
Title:	Managing Director	Title:	Managing Director

Dated as of: 10/4/2018

AMENDED Schedule I

(Amended as of October 4, 2018)

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

SECURITIES LENDING BORROWERS

LENDER: J.P. Morgan Exchange Traded Fund Trust on behalf of each of its series listed on Exhibit A severally and not jointly

MSLA	Borrower Name
[Redacted] Additions to the MSLA as of the effective date of the agreement: [Redacted]

GMSLA	[Redacted]
Additions to the GMSLA as of the effective date of the agreement: [Redacted]

AMSLA

[Redacted]
Additions to the AMSLA as of the effective date of the agreement: [Redacted]

1.

By choosing Citigroup Global Markets Inc. (“CGMI”) or Citigroup Global Markets Limited (“CGML”) as an approved borrowers, you acknowledge that such entity is an affiliate of Citibank, N.A. (“Citibank”).

2.

By choosing Citibank as an approved borrower you agree that, from time to time, Citibank may (1) borrow securities for its own proprietary transactions or (2) borrow securities from you, and on-lend them to other borrowers as riskless principal/conduit lender. As to only these loans, the Agent shall have all the rights and obligations of the Borrower as set forth in the Lending Agreements, provided however that:

With respect to loans made pursuant to (1) above, Citibank acknowledges and agrees that such loans:

(a)	shall be made pursuant to terms and conditions substantively equivalent to the terms and conditions of loans with other Borrowers under the Lending Agreement; and

(b)	shall be made at rates and pricing equal to or better than rates or pricing negotiated with other borrowers for a similarly structured loan.

With respect to loans made pursuant to (2) above:

(a)	Citibank will do so only upon receipt of a request by a potential borrower (which may include entities affiliated with Citibank), and not for its own account.

(b)	Citibank will only do so if a potential borrower is not on your list of approved borrowers (such a borrower, a “non-approved borrower”).

(c)

Citibank will only do so if, at the time that a non-approved borrower offers to borrow the same securities from Citibank, we have not received nor have actual knowledge of an offer to borrow the same securities from an approved borrower.

(d)	You acknowledge that Citibank will be compensated by means of a spread between the fees paid to you by Citibank and the fees charged by Citibank to the ultimate borrower.

(e)

You confirm that you are not a fund or plan subject to the Employee Retirement Income Security Act of 1974 (ERISA), are not an affiliate of Citibank under section 23A of the Federal Reserve Act, and that no Citibank affiliate has investment discretion over the assets to be lent (unless specific authorization exists under Applicable Law).

(f)	Loans are not currently being made pursuant to (2) and Citibank will notify Lender if it intends to propose a Loan to be made under (2).

Update
Total Borrowers

By:	/s/ Joanna Gallegos
Name: Joanna Gallegos
Title: Managing Director

Date: 10/4/18

AMENDED Schedule III

(Amended as of October 4, 2018)

to the Global Securities Lending Agency Agreement,

Between CITIBANK, N.A., As the Agent

and the Lender

INVESTMENT GUIDELINES FOR

SECURITIES LENDING CASH COLLATERAL

LENDER: J.P. Morgan Exchange-Traded Fund Trust on behalf of each of its series listed on Exhibit C severally and not jointly

The Agent is instructed to invest all cash in

Agency SL Shares of JPMorgan Securities Lending Money Market Fund

IM Shares of JPMorgan Prime Money Market Fund

IM Shares of JPMorgan U.S. Government Money Market Fund

The Lender may amend this Schedule III by the delivery to Agent from time to time of Investment Guidelines signed by or otherwise authenticated by J.P. Morgan Exchange-Traded Fund Trust on behalf of each Lender.

Miscellaneous

The two following paragraphs are not applicable to Lenders’ initial election to invest all cash Collateral into money market mutual funds, but may be relevant if investment directions are subsequently changed to permit term investments.

The Lender recognizes and understands that the term of the investments made at its direction in accordance with the above guidelines may not match and may extend beyond the term of the loans of the relevant securities. In the event that Citibank, N.A.‘s appointment as securities lending agent is terminated, the Lender, at its option, may either (1) permit loans of securities, equal in market value to the original purchase price of the investment, to remain outstanding until the investment matures, or (2) purchase such investment into its own portfolio at the original purchase price plus the interest (or principal if originally purchased at a discount) that would have accrued, or (3) instruct the Agent to liquidate the investment promptly.

In connection with loans of securities and reverse repurchase transactions (if previously approved as investment vehicles for securities lending cash collateral) within the terms of the securities lending program, we authorize the use of the following entities as third party custodians of (a) collateral for securities lent under the securities lending program, and (b) securities purchased under repurchase transactions (if previously approved) and cash collateral remitted for such purchases: The Bank of New York and JP Morgan Chase Bank. We further authorize Citibank, N.A. as our agent to enter into the necessary agreements to effectuate the foregoing.

By:	/s/ Joanna Gallegos
Name: Joanna Gallegos
Title: Managing Director

Date: 10/4/18